Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hambrecht Asia Acquisition Corp. (the “Company”) on Form 10-K for the period ending December 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, John Wang, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Wang	Dated: March 27, 2009
John Wang
Chief Executive Officer
(Principal Executive Officer)